EXHIBIT 10.1
                      AMENDED AND RESTATED
                              LEASE

                             between

                Forty-Four Forty-Four Forest Park
                    Redevelopment Corporation

                           (LANDLORD)

                               and

                 RightCHOICE Managed Care, Inc.

                            (TENANT)




                           Dated as of

                           May 1, 2001


                              INDEX

 1. Premises; Use.                                              1

 2. Term: Options to Extend.                                    1

 3. Rent.                                                       2

 4. Maintenance and Repairs--Services and Utilities.            2

 5. Operating Expenses--Taxes, Electricity.                     5

 6. Alternations and Improvements; Surrender.                   7

 7. Right of Entry.                                             8

 8. Casualty.                                                   8

 9. Insurance and Indemnity.                                    9

10. Condemnation.                                              11

11. Default.                                                   12

12. Holdover.                                                  14

13. Assignment and Subletting.                                 14

14. Quiet Enjoyment.                                           14

15. Subordination; Attornment; Rights of Landlord's Mortgagee. 14

16. Counterparts.                                              15

17. Lease Memorandum.                                          15

18. Mechanics' Liens.                                          15

19. Attachments.                                               15

20. Miscellaneous.                                             15

21. Binding Effect.                                            16

22. Entire Agreement.                                          17

23. Notices.                                                   17

24. Relinquishment of Space.                                   17

25. Parking Garage.                                            18

26. Signage.                                                   19

27. Right of First Refusal.                                    20

28. Services Agreement.                                        20

29. Limitation of Liability.                                   20


                          AMENDED AND RESTATED LEASE

     THIS AMENDED AND RESTATED LEASE ("Lease"), made and entered into effective as of May 1, 2001 ("Effective Date"), by and between FORTY-FOUR FORTY-FOUR FOREST PARK REDEVELOPMENT CORPORATION, a Missouri corporation, having an address of 1831 Chestnut Street, St. Louis, MO 63103 ("LANDLORD"), and RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation d/b/a Alliance Blue Cross Blue shield, having an address of 1831 Chestnut Street, St. Louis, Missouri 63103-2275 ("TENANT").

                                    RECITAL

     LANDLORD and TENANT have previously executed a certain
Lease, dated as of January 1, 1995 (the "Prior Lease").  This
Lease amends and restates such Prior Lease in its entirety. From and after the Effective Date, all terms of the Prior Lease, to the extent still in effect, shall be incorporated into this Lease. Any provisions which of necessity relate to the term in the Prior Lease shall be deemed to relate to such applicable dates.
     1.   Premises; Use.
          (A) LANDLORD demises to TENANT and TENANT rents from LANDLORD the premises (the "Premises") identified on Exhibit A to this Lease containing 312,643 square feet of rentable area as shown on Exhibit A located in the building (the "Building") owned by LANDLORD at 1831 Chestnut Street, St. Louis, Missouri 63103-2275, and known as the Blue Cross Blue Shield Plaza, together with the non-exclusive use of the hallways, corridors, lobbies, lavatories, elevators, stairways and other areas and facilities of the Building appurtenant thereto intended for the nonexclusive use of TENANT and other tenants, if any, of the Building
(collectively the "Common Areas") and together with the use of certain spaces in the parking facility located adjacent to the Building (the "Parking Garage") as further provided herein. The term "Premises" as used hereinafter shall include the space leased in the Building and the parking spaces leased in the Parking Garage.
          (B) The Premises shall be used for general office purposes and any other lawful uses that are permitted by applicable zoning.
     2.   Term: Options to Extend.
          (A) The initial term of this Lease under the Prior Lease (the "Initial Term") commenced on January 1, 1995 and shall continue through December 31, 2004.
          (B) TENANT shall have two (2) separate options to extend the term of this Lease for an additional period of five (5) years each (each such period being herein referred to as an "Extended
Term"). If TENANT intends to exercise an option to extend the term of this Lease for an Extended Term, TENANT shall give written notice of such fact to LANDLORD not less than 90 days prior to the expiration of the then current term. The Extended
Terms shall have all of the same provisions as are herein set forth (except rent which shall be determined as herein provided).
     3.   Rent.
Initial Term Commencing with the Effective Date and throughout the Initial Term, TENANT shall pay as annual rent ("Annual Rent") for the Premises an amount as set forth below. There shall be no separate or additional rent for the use of the Parking Garage.
Annual rent shall be an amount per annum computed by multiplying the total square footage of rentable area in the Building that constitutes TENANT's space (being 312,643 rentable square feet as of the Effective Date) by $15.24 per rentable square foot, with Annual Rent equal to $4,764,679 and monthly fixed rent of $397,057. Annual Rent for each rentable square foot of the Premises shall remain at the same amount throughout the Initial
Term.
          The term "Lease Year" shall mean the annual period of twelve (12) consecutive full months running from January 1, with the first Lease Year commencing on January 1, 1995.
          (A) Extended Term. During each Extended Term, Annual Rent shall be negotiated between TENANT and LANDLORD within the 45-day period immediately preceding the first day of the applicable
Extended Term. After mutual agreement, TENANT and LANDLORD will memorialize the Annual Rent for the applicable Extended Term. If
TENANT and LANDLORD are unable to agree on a mutually acceptable
Annual Rent, TENANT may either withdraws its notice to extend for the Extended Term or Annual Rent shall continue at the same rate as may then be in effect.
     4.   Maintenance and Repairs--Services and Utilities.
Subject to the terms of Sections 5 and 28 hereof, it is agreed as follows:
          (A)  Maintenance and Repairs.
               (i) Maintenance by TENANT. Throughout the term of this Lease, TENANT shall, at TENANT's expense, take good care of and be solely responsible for the Premises and "TENANT's Property" as defined in Section 6(B) hereof, including, without limitation, making all necessary repairs and replacements to (a) TENANT's trade fixtures and equipment, (b) fluorescent bulbs and ballasts
(including replacements of the same as necessary), (c) doors
(both interior and exterior), (d) built-in furniture and furnishings, (e) wall and floor coverings, (f) interior non-load bearing partitions, (g) kitchen equipment, appliances and kitchen plumbing fixtures (including supply lines, vents and drains),
(h) ceilings and ceiling tiles, and (i) any electrical, plumbing, heating, ventilating and air conditioning equipment and fixtures which were installed to specially accommodate the particular requirements of TENANT's machinery and equipment. TENANT is further liable for all damage to the Building or the Parking
Garage caused by any act, misuse, omission or negligence of TENANT or its invitees or licensees or contractors or their respective officers, agents, employees or visitors.
                (ii) Maintenance by LANDLORD. LANDLORD shall make all repairs and replacements to the roof, foundation, walls (except those installed or constructed by TENANT), structure and, except as to those items to be repaired by TENANT under Section 4(A)(i) above, other portions of the Building and Parking Garage (subject to the obligations of other tenants to perform any of the foregoing for such tenants' respective premises), structural floor slab, exterior glass, exterior fascia and to the plumbing, sprinklers, elevators, public stairways, Common Area corridors and lobbies, air conditioning, heating, ventilating, plumbing and electrical systems and equipment in or otherwise serving the Premises
(excluding any climate control systems specially installed for TENANT). LANDLORD shall not be required to commence any repairs until after notice from TENANT that the same are necessary.
               (iii) Compliance. LANDLORD shall comply with all Governmental Requirements which affect the Building; provided, however, TENANT shall comply with all such Governmental
Requirements and with the reasonable and customary rules and recommendations of Landlord's hazard insurer which arise by reason of any use or occupancy of the Premises by TENANT which is different from that normally used for general office purposes.
LANDLORD acknowledges its responsibility under the Americans with Disabilities Act (the "ADA"), to maintain an accessible Building for the handicapped, including but not limited to parking facilities, public restrooms and general building access. TENANT shall, at its sole cost and expense, take such actions and construct such alterations as shall be necessary to bring the Premises and TENANT's use and occupancy thereof into compliance with the ADA.
          (B) Services: Utilities. LANDLORD shall furnish to the Premises the following services, utilities, supplies and facilities:
                (i) Access (by means of a pass key outside normal business hours) to the Premises twenty-four hours a day, seven days a week.
                (ii) Freight and passenger self-service elevator service at times as required by TENANT; however, LANDLORD shall have the right to limit use as a freight elevator to non-peak hours.
                (iii) Heat, ventilation and air conditioning ("HVAC Service") for the Premises. TENANT shall reimburse LANDLORD upon demand for the cost incurred by LANDLORD (as reasonably determined by the LANDLORD) to provide after hours HVAC Service to TENANT, if TENANT desires such additional hours of HVAC Service.
                (iv) Cleaning and janitorial services for the Premises, Monday through Friday.
                (v) Hot and cold running water adequate for drinking, lavatory and toilet purposes.
                (vi) Electricity serving the Premises.
                (vii) Removal of ice, snow and debris from the walks, drives, curbs and Common Areas of the Premises.
                (viii) Security service for the Common Areas (including but not limited to, security in the Parking Garage), provided, however, LANDLORD shall not be liable in any manner whatsoever to TENANT or to any third party by reason of LANDLORD's act or failure to act in providing or maintaining security in the Common
Areas of the Building or Parking Garage.
     5.   Operating Expenses--Taxes, Electricity.
The following provisions are subject to the terms of Section 28 hereof:
          (A) (i) Payment of Operating Expenses. For each calendar year during the term of this Lease, TENANT shall pay a portion of the Operating Expenses (as defined herein) determined by multiplying the Operating Expenses for such calendar year by the fraction, the denominator of which is 425,057, being the rentable area of the Building, and the numerator of which is the rentable square footage in the Building leased by TENANT (such amount to be paid by TENANT being herein called "Tenant's Expense Charge"); it being the intent hereof that, except as otherwise herein provided, Tenant's Expense Charge shall be redetermined and adjusted each calendar year without reference to any Tenant's
Expense Charge paid in any prior calendar year.  Tenant's Expense
Charge shall be paid in equal monthly installments on the first day of each month, in advance, in amounts estimated by LANDLORD.
No later than 90 days following the end of each calendar year during the term of this Lease, LANDLORD shall furnish TENANT with a statement in reasonable detail of the Operating Expenses for such calendar year. Any overpayment or underpayment by TENANT by reason of the aforesaid monthly payments shall be adjusted and paid by LANDLORD or TENANT (as the case may be) within 30 days after receipt by TENANT of the statement of Operating Expenses for such calendar year, such obligation to survive the termination of this Lease.
               (ii) Review and Audit Rights. TENANT may audit such books and records relating to statements of the Operating
     Expenses at LANDLORD's office.
          (B)  Definition of Operating Expenses.  The term "Operating
Expenses" shall mean the total costs and expenses incurred by or on behalf of LANDLORD in the operation of the Building and the Parking Garage, including, without limitation, (i) the cost of electricity and all other utilities for the Building and Parking
Garage, (ii) the "Taxes" described in Section 5 hereof,
(iii) public liability, property damage, sign and casualty insurance for the Building and Parking Garage; (iv) all of the costs and expenses in operating, maintaining and repairing the HVAC Systems, and (v) an annual sum (the "Administrative Fee") to reimburse LANDLORD for its administrative expenses equal to [five percent (5%) of the Operating Expenses (but for this purpose, Operating Expenses shall not include the Administrative Fee)] for each calendar year (or portion thereof); (vi) the costs and expenses in operating, maintaining, managing, equipping, inspecting, protecting and repairing the Building and Parking
Garage, including, without limitation, the cost and expense of the following: snow removal, gardening, landscaping; repairs, maintenance, painting and decorating; maintenance and replacement of light fixtures and bulbs; sanitary control, extermination, and removal of rubbish, garbage and other refuse; security for the Building and Parking Garage; (vii) amortization or rent as respects machinery and equipment used in the operation and maintenance of the Building and Parking Garage; (viii) paving, curbs and walkways and drainage facilities; (ix) cleaning and janitorial services; (x) all of the services and utilities required to be provided by LANDLORD under this Lease; and
(x) other similar costs incurred in the operation.
          (C) Exclusions from Operating Expenses. Notwithstanding the foregoing, Operating Expenses shall not include the following:
(i) the cost of any electricity and other utilities if TENANT or another tenant is paying for such electricity; (ii) costs which are paid by any warranty; advertising expenses; brokerage fees;
attorney's fees related to tenant lease negotiations or enforcement; (iii) costs which are paid or reimbursed by TENANT or other tenants; (iv) costs or expenses reimbursed from insurance or condemnation proceeds; and (v) any cost or expense attributable to the negligent act or omission of LANDLORD, its agents, employees or independent contractors or any costs attributable to any faulty, defective or improper construction by Landlord, its agents, employees or independent contractors. The cost of any expenditure relating to the Premises which must be capitalized under generally accepted accounting principles or under applicable Federal income tax law and regulations shall be borne by LANDLORD notwithstanding any provision to the contrary in the Services Agreement referred to in Section 28 hereof, and the same shall not be an Operating Expense.
          (D) Taxes. The term "Taxes" shall mean all real estate taxes, assessment, water and sewer rents and other governmental impositions and charges of every kind, and installment which are during the term of this Lease levied or assessed in connection with the use, occupancy or possession of, including, without limitation, payments made in lieu of taxes. If, at any time during the term of this Lease, the method of taxation shall be altered so that in lieu of, or, in addition to, any part of the Taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (a) a tax on the rents received from real estate, or (b) any other tax or levy imposed in lieu of or as a supplement to Taxes which are in existence as of the date of execution of this Lease, then the same shall be included in the computation of Taxes hereunder, computed as if the amount of such tax or fee so payable were that due if the Premises were the only property of owner subject thereto. TENANT shall have the right to contest the validity or amount of any Taxes by appropriate legal proceedings. TENANT shall hold
LANDLORD whole and harmless from any costs and expenses LANDLORD may incur related to any such contest.
          (E) Payments to Utility Suppliers. TENANT shall have the right to pay directly for electrical energy consumed in the Premises leased to TENANT. TENANT shall install separate meters at its sole cost to measure such electrical energy consumed. TENANT shall remain liable for its pro rata share of the cost of electrical energy used for HVAC Services in the Premises leased to TENANT and HVAC Services to the common areas of the Premises based on the rentable area of the Building leased to TENANT as compared to the total rentable area in the Building.
          (F) Control of Common Areas. All Common Areas shall be subject to the exclusive management and control of LANDLORD, subject, however, to the terms hereof.
          (G) Interruption of Services. LANDLORD shall not be liable to TENANT or to any other party occupying any part of the Building for any failure in the supply of water, electric energy, heating, air conditioning or any other utility service or elevator service furnished to the Premises (whether furnished by LANDLORD or by others), by reason of any cause beyond LANDLORD's reasonable control.
     6.   Alternations and Improvements; Surrender.
          (A) Alterations. TENANT shall not make any structural or exterior alternations, additions or improvements in or to the Premises or the Building without the prior written consent of LANDLORD, not to be unreasonably withheld. TENANT may make interior, non-structural changes to the Premises (such as the installation, removal or relocation of the nonload bearing partitions), and may install such furniture, furnishings, trade fixtures and business equipment as TENANT desires from time to time. If TENANT's alternations shall require any change to the Premises in order to comply with Governmental Requirements, TENANT agrees to make such change, at TENANT's cost, in order to comply with such Governmental Requirements. All of such work by TENANT shall be performed in a good and workmanlike manner in accordance with all applicable Governmental Requirements.
          (B) Surrender of Premises. Upon the expiration or sooner termination of this Lease, TENANT may remove from the Premises its furniture, furnishings, trade fixtures and business equipment which are installed by or for TENANT at TENANT's expense
("Tenant's Property"). TENANT shall repair all damage to the Premises caused by the removal of Tenant's Property. Except for Tenant's Property, the title to all permanently affixed alternations, additions, and improvements, shall remain upon and be surrendered with the Premises as a part thereof, without disturbance and without charge.
     7.   Right of Entry.
LANDLORD shall, subject to TENANT's reasonable security requirements, upon advance notice to TENANT (except in an emergency, in which case no notice shall be necessary), have the right at all reasonable times during TENANT's business hours to inspect the Premises and show the same to prospective mortgages and purchasers (and during the last 12 months of the lease term, to show the Premises to prospective tenants) and, at all times to make repairs or replacements as required by this Lease or as may be necessary. TENANT hereby waives any claim in connection with inconvenience to TENANT or interference with is operations, and waives any other loss occasioned by the exercise by LANDLORD of its rights hereunder.
     8.   Casualty.
In the event the Premises are damages or destroyed by fire or other casualty or occurrence, then the following agreements shall be controlling between LANDLORD and TENANT:
          (A) Abatement of Rent. In the event the Premises or any part thereof are damaged or destroyed by fire or other casualty or occurrence, TENANT's obligation to pay rent shall be abated as set forth below and its other obligations hereunder appropriately and equitably adjusted from the date of such fire or other casualty or occurrence through and including the date LANDLORD shall substantially complete the restoration as herein required and TENANT commences business operations in the affected area
(but such abatement to end no later than 30 days after such substantial completion).
          (B) Repairs and Restoration. Using available insurance proceeds, LANDLORD shall make all repairs and restorations necessary to restore the Premises (excluding Tenant's Property), to substantially the same condition as immediately prior to the casualty as soon as reasonably possible after the occurrence.
All repairs and restoration by Landlord shall be completed by LANDLORD diligently at LANDLORD's expense. LANDLORD shall have no obligation to replace or repair any damage to Tenant's property, any alternations, decorations, additions or improvements made to the Premises by TENANT or any other property or effects of TENANT, all of which TENANT shall repair with due diligence,
          (C) Rights of Termination. Notwithstanding the foregoing provisions, LANDLORD and TENANT shall have the following rights and options to terminate this Lease:
               (i) If during the term, the Premises are so damaged by fire or other casualty that the cost to repair such damage is greater than 25 percent of the full replacement cost of the Premises, then LANDLORD, at LANDLORD's option, may, by notice thereof to TENANT elect to terminate this Lease.
(ii) If it will take longer than one hundred eighty (180) days from the commencement of restoration to restore the Premises to such a condition that substantially all of the Premises will be usable by TENANT, then TENANT or LANDLORD shall have the right, by notice thereof to the other, to elect to terminate this Lease.
In the event of any termination under these provisions, this Lease and the term shall come to an end and expire upon the giving of such termination notice, and all rent and other charges payable under this Lease shall be adjusted as of the date of such casualty or occurrence and all prepaid rent and other charges shall be refunded by LANDLORD to TENANT.
     9.   Insurance and Indemnity.
The following provisions are subject to the terms of Section 28 hereof:
          (A) Property Insurance to be Maintained. LANDLORD shall maintain insurance policies covering the Building and Parking
Garage against loss, damage, or destruction caused by fire and other perils in the standard extended coverage endorsement, by vandalism and malicious mischief, by sprinkler and water leakage, and other risks determined by LANDLORD to be insured against.
The amount of insurance shall be determined by LANDLORD and shall equal at least the amount required to be maintained by LANDLORD under the leases for the Building. TENANT shall maintain insurance policies covering TENANT's Property in an amount determined by TENANT against all of the perils enumerated above.
Such policies (and the hazard policies of TENANT) shall contain a so-called "agreed amount endorsement" and shall (subject to paragraph (B) of this Section) contain appropriate endorsements denying LANDLORD's and TENANT's insurers the right of subrogation against TENANT and LANDLORD.
          (B) Indemnification. TENANT indemnifies and agrees to hold harmless LANDLORD from all claims or losses resulting from any injury to property or persons upon the Premises due to any negligence or willful act of TENANT, its agents or employees during the term of this Lease. LANDLORD indemnifies and agrees to hold harmless TENANT from all claims losses (other than those for which liability is waived by express provision in this Lease) resulting from any injury to property or persons in, or upon the Premises, due to any willful act or negligence of the LANDLORD, its agents or employees during the term of this Lease.
          (C) Waiver and Release of Landlord. Anything to the contrary in this Lease notwithstanding, LANDLORD shall not be liable for, and TENANT release LANDLORD and waives all claims for loss or damage to TENANT's business or injury to person or property sustained by TENANT resulting from any accident or occurrence in or upon the Premises or the Building or the Parking Garage from any of the following causes: (a) any equipment or appurtenances becoming out of repair, but this shall not be construed to relieve
LANDLORD from its obligation, if any, to make any repairs required of LANDLORD; (b) injury occasioned by natural occurrences; (c) any failure of plumbing, heating or air conditioning or ventilation equipment, electric wiring, gas, water, steam or other pipes or other systems or parts of the Building; (d) broken glass; (e) the bursting, leaking or running of any tank, tub, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (f) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near the Premises or otherwise; (g) theft or vandalism; (h) any act, omission or negligence of other tenants or any other persons, and (i) any other cause not within the reasonable control of LANDLORD. The foregoing waiver and release does not apply to LANDLORD's negligence or intentional acts or any breach of any of LANDLORD's obligations under this Lease.
          (D) Liability Insurance. LANDLORD and TENANT shall each keep in force at all times during the term of this Lease, comprehensive commercial general liability insurance in the amount of at least
$1,000,000, combined single limits for bodily injury and property damage, insuring itself and the other party (as an additional insured) against liability arising out of the ownership, use, occupancy or maintenance of the Premises and the Building. The insurance required hereunder shall not be cancelled, materially amended or allowed to lapse without at least 30 days prior written notice to the party named as-the additional insured.
          (E) Self Insure. Either LANDLORD or TENANT, upon notice to the other party, may elect to self insure any risk required to be insured under this Section pursuant to a self insurance plan established by such party.
     10.  Condemnation.
          (A) Substantial Condemnation. In the event the entire Premises shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of condemnation (such action being hereinafter referred to as "Condemned" or a "Condemnation"), this Lease shall terminate and the rent and other charges shall be adjusted as of the date possession is taken by the condemning authority. In the event a portion of the Premises shall be Condemned and the remainder of the Premises, as the case may be, is unsuitable, in TENANT's reasonable judgment, to carry on TENANT's business operations, TENANT shall have the right to terminate this Lease by giving written notice of such termination to the LANDLORD not later than the date of occurrence of such condemnation. Upon the giving of such notice, this Lease shall cease and terminate as of the date of such notice and the rent and other charges payable under the Lease shall be adjusted as of such termination date. In the event a material portion of the Premises shall be Condemned, LANDLORD shall have the right to terminate this Lease by giving written notice of such termination to TENANT not later than the date of occurrence of such Condemnation.
          (B) Rent Adjustment; Restoration. In the event a portion of the Premises shall be Condemned and this Lease is not terminated pursuant to paragraph (A) of this Section, the rent and other charges payable hereunder shall be reduced in proportion to the rentable area of the Building so condemned or transferred. All repairs necessary to restore the Premises as nearly as possible to its condition immediately prior to the Condemnation shall be
(i) commenced by LANDLORD as soon as reasonably possible after the taking or transfer using condemnation proceeds awarded to LANDLORD, (ii) performed in a diligent and workmanlike manner with materials of at least the same quality utilized originally in the construction of the Premises; and (iii) completed by LANDLORD with a minimum of interference with TENANT's normal business operations; provided, however, LANDLORD shall have no obligation to restore or replace TENANT's Property.
          (C) Condemnation Awards or Payments. TENANT waives any award or settlement resulting from the Condemnation (including, without limitation, any amount attributable to the taking of TENANT's leasehold estate); provided, however, in the event this Lease is terminated in accordance with paragraph (A) of this Section, TENANT may assert a claim in TENANT's own name for moving expenses and other damage to TENANT's business incurred by TENANT as a result of such Condemnation (provided such claim does not reduce the amount of the Condemnation award otherwise payable to LANDLORD).
     11.  Default.
          (A) Event of Default by TENANT. An "Event of Default" shall exist if (i) TENANT shall default in the payment of rent (Annual
Rent and/or other charges payable by TENANT) and such default shall continue for 10 consecutive days after written notice thereof from LANDLORD, or (ii) if TENANT shall default in the performance of any of its other obligations under this Lease and if such default under this clause (ii) shall continue for 30 consecutive days after notice thereof from LANDLORD specifying the nature of TENANT's default (except that if such default cannot be cured within such 30 day period, such period shall be extended for a reasonable additional time, provided that TENANT commences to cure such default within such 30 day period and proceeds diligently thereafter to completion to effect such cure).
          (B) Remedies of LANDLORD. If an Event of Default shall exist, LANDLORD may, at its option, terminate TENANT's right to possession of the Premises (without terminating the Lease) and make such alterations and repairs as LANDLORD shall determine may be reasonably necessary to relet the Premises, and relet the same or any part thereof upon such terms and conditions as LANDLORD may deem advisable. Upon such reletting, all rentals received by LANDLORD from such reletting shall be applied, first, to the payment of any indebtedness other than rent due under this Lease from TENANT to LANDLORD; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney fees and costs of such alterations and repairs, and third, to the payment of rent due and unpaid hereunder. In no event shall TENANT be entitled to receive any surplus of any sums received by LANDLORD on a reletting in excess of the rental and other charges payable hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by TENANT hereunder, TENANT shall pay any such deficiency to LANDLORD, such deficiency to be calculated and payable monthly. LANDLORD may at any date terminate this Lease by giving notice thereof to TENANT. If an Event of Default shall exist, LANDLORD may lawfully, by appropriate proceedings, enter the Premises and repossess the same and expel TENANT and those claiming under TENANT without being deemed guilty of any manner of trespass and without prejudice to any other remedies which LANDLORD may have for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, this Lease shall terminate and TENANT covenants that in case of such termination, it will pay to LANDLORD on a monthly basis all rent during the residue of the term.
          (C) Attorneys' Fees. If suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of TENANT or LANDLORD to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorney fees.
          (D) Right to Perform. If TENANT fails to perform any agreement or obligation on its part to be performed under this Lease, LANDLORD shall have the right (i) if no emergency exists, to perform the same after giving 30 days notice to TENANT; and
(ii) in any emergency situation, to perform the same immediately without notice or delay. If LANDLORD fails to perform any agreement or obligation on its part to be performed under this Lease, TENANT shall have the right (x) if no emergency exists, to perform the same after giving 30 days notice to LANDLORD or (y) in any emergency situation, to perform the same immediately without notice or delay. The defaulting party shall on demand reimburse the non-defaulting party for the reasonable costs and expenses incurred by the non-defaulting party in rectifying the defaulting party's defaults as aforesaid, including reasonable attorney fees, together with interest thereon at 10% per annum.
     12.  Holdover.
Any holding over after the expiration of the Initial Term or any Extended Term of this Lease shall be deemed and construed to be a tenancy from month to month at 120% of the rent being paid for the last month of the unexpired term, and shall otherwise be on the terms and conditions herein specified so far as applicable.
     13.  Assignment and Subletting.
          (A) TENANT may assign this Lease or any interest therein, or sublet all or any part of the Premises or allow or permit the use of its spaces in the Parking Garage by any parties without the prior written consent thereto by LANDLORD, but TENANT will notify
LANDLORD of any such assignment or sublease.
          (B) Notwithstanding any assignment, mortgage, pledge or other transfer of this Lease, or subletting of the Premises, TENANT shall remain responsible for the faithful performance of all of the covenants, terms and conditions hereof on TENANT's part to be performed, unless released by LANDLORD at the time of the assignment or sublease.
          (C) If LANDLORD conveys or transfer its interest in the Premises or in this Lease (which sale or transfer may be effected without TENANT's consent), upon such conveyance or transfer, LANDLORD
(and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be released from all liability with respect to the performance of any obligations on the part of the LANDLORD to be performed under this Lease from and after the date of such conveyance or transfer; provided, however, any amounts then due and payable to TENANT by LANDLORD (or by the then grantor or transferor) or any other obligation then to be performed by LANDLORD (or by the then grantor or transferor) under any provisions of this Lease shall either be paid or performed by LANDLORD (or by the then grantor or transferor) or such payment or performance shall be assumed by the grantee or transferee.
     14.  Quiet Enjoyment.
So long as TENANT is not in default beyond the applicable grace periods in the payment of rent hereunder or in the performance of any other covenant or agreement herein contained, LANDLORD covenants and agrees with TENANT that TENANT may peaceably and quietly have, hold, occupy and enjoy the Premises without ejection, hindrance or molestation.
     15.  Subordination; Attornment; Rights of Landlord's Mortgagee.
          (A) TENANT agrees that this Lease and TENANT's interest in the Premises may, at LANDLORD's option, be made subordinate to any "mortgages" (which term, for the purposes of this Lease, shall include deeds of trust) or underlying leases now or hereafter covering the Premises; provided, however, any subordination shall be contingent upon TENANT's receipt of an agreement ("Non-
Disturbance Agreement") from the holder or holders of any such mortgages or leases in form reasonably acceptable to TENANT, providing that so long as TENANT shall not be in default under the Lease beyond the applicable grace periods, if any, provided for the curing of such default, TENANT shall not be disturbed in its occupancy of the Premises, and this Lease and each and all of TENANT's rights hereunder shall continue in full force and effect in accordance with the terms stated herein with TENANT recognizing and attorning to the then owner of the Premises as its LANDLORD hereunder. TENANT shall, in the event of foreclosure or the exercise of the power of sale under any mortgage made by LANDLORD covering any part of the Premises, or in the event of the sale of the Premises, attorn to the purchaser as landlord under this Lease.
     16.  Counterparts.
This Lease may be executed in multiple counterparts, all of which shall together constitute one and the same instrument.
     17.  Lease Memorandum.
Either LANDLORD or TENANT will, at the request of the other, execute a Memorandum or Notice of Lease in recordable form satisfactory to both LANDLORD and TENANT specifying the date and term of this Lease (but omitting reference to any charges payable by TENANT hereunder). Either LANDLORD or TENANT may record said
Memorandum or Notice of Lease, at its expense.
     18.  Mechanics' Liens.
During the term of this Lease, TENANT shall promptly discharge by payment, bond or otherwise, mechanics' liens filed against the Premises for work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of TENANT but excluding any work performed by LANDLORD for the benefit of TENANT.
     19.  Attachments.
All Exhibits attached to this Lease are made a part hereof by this reference.
     20.  Miscellaneous.
          (A) Remedies Cumulative. No right, remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative and in addition to all other rights and remedies in law or equity which either party may have arising out of the default of the other party and failure to cure such default within the applicable grace period.
          (B) Non-Waiver. Failure of either party to cure a default of the other under this Lease shall not render such non-defaulting party in any way liable therefore, or relieve the defaulting party from any of its obligations hereunder.
          (C) Surrender. Upon any termination or expiration of this Lease, TENANT shall surrender the Premises broom clean and in substantially the same condition as existed at the commencement of the term, except for normal wear and tear, with all of TENANT's furniture and furnishings removed therefrom.
          (D) Force Majeure. Notwithstanding anything to the contrary set forth in this Lease, in the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, demonstrated inability to procure materials, failure of power, casualty damage, restrictive governmental law or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work, such delays are excusable.
          (E) Management. Any third party which LANDLORD engages to be responsible for the operation and management of the Premises shall be a manager or management company with prior experience in the management and operation of first-class office buildings and shall be subject to TENANT's approval, not to be unreasonably withheld, but LANDLORD shall have the right to operate and manage the Premises with its own employees.
          (F) Tenant's Right. Any moneys which become due or owing from LANDLORD to TENANT under, pursuant to or by virtue of this Lease shall bear interest from the date the same become due or payable at the Interest Rate, and any such moneys which are not paid within thirty (30) days after written demand may be set off and taken as a credit against rent or other sums due from TENANT or LANDLORD hereunder.
     21.  Binding Effect.
Subject to the provisions governing assignments, this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.
     22.  Entire Agreement.
This Lease contains the entire agreement of the parties with respect to the lease of the Premises, except for the Services
Agreement described in Section 25 hereof and may not be modified except by an agreement in writing signed by both parties.
     23.  Notices.
All notices permitted or required to be given hereunder shall be in writing and either personally delivered (and receipted for) or mailed by certified or registered mail, return receipt requested, as follows: (i) if to LANDLORD, to its address first hereinabove stated, and (ii) if to TENANT, to its address first hereinabove stated. LANDLORD and TENANT may form time to time by notice to the other designate another place or places for the receipt of future notices. Notices shall be deemed served on the date of actual receipt if personally delivered, or upon the registration or certification thereof if mailed.
     24.  Relinquishment of Space.
          (A) Right to Relinquish. Commencing January 1, 2001, and on each January 1 thereafter during the Initial Term, TENANT shall, upon delivery of 90 days written notice to LANDLORD, have the option to vacate, surrender and relinquish to LANDLORD, space in the Building, along with the responsibilities and obligations associated therewith (the "Relinquished Space").
          (B) Reduction of Rent. On the date TENANT surrenders the Relinquished Space, which date is the surrender date, the Annual
Rent payable by TENANT, as defined in Section 3, shall be re-computed by multiplying the total rentable area occupied by TENANT from and after the surrender date by the applicable amount provided for in Section 3, and there shall be such other adjustments and prorations of TENANT's obligations hereunder shall be as are just and equitable and as may be provided for in the Services Agreement executed pursuant to Section 25 hereof.
          (C) Removal of TENANT's Property. LANDLORD consents and agrees that TENANT may remove the TENANT's Property from the Relinquished Space, and TENANT agrees that it shall deliver
Relinquished Space to LANDLORD on the applicable Surrender Date in a broom clean condition.
          (D) Alterations for Relinquished Space. TENANT agrees that it will make, at its costs, such alterations to the Building as are reasonably necessary so that any space relinquishment by TENANT is separated from the balance of the Premises, including, without limitations, such alterations as may be required for purposes of security and separate metering of HVAC and utilities.
     25.  Parking Garage.
The term "Parking Garage" means and refers to that garage more fully described on Exhibit A which is a part of the Premises as defined in Section 1. TENANT shall have the exclusive right to use the Parking Garage at no charge to TENANT during the term of this Lease and any extensions hereof. In the event TENANT relinquishes to LANDLORD one or more floors or other space of the Building pursuant to Section 24 hereof, TENANT shall relinquish the right to use a pro rata number of parking spaces in the Parking Garage, computed by multiplying the total number of parking spaces in the Parking Garage by the percentage of the square footage of rentable area relinquished. Any new tenant of the Building shall have the right to use parking spaces in the Parking Garage on a pro rata basis. The exact location of parking spaces to be assigned to any such new tenant shall be mutually agreed upon by the parties, with all parties acting reasonably and in good faith.
          (A)  Maintenance of Parking Garage.  LANDLORD will at all times
                (i) maintain in good condition and repair the Parking Garage, and
                (ii) comply with all Governmental Requirements in the operation thereof. The Parking Garage will be properly lighted, cleaned and maintained. LANDLORD will continue to assign reserved parking spaces in the Parking Garage to handicapped employees who work in the Building even though such persons may not otherwise qualify for parking in the Parking Garage, in order to meet the requirements of the Americans With Disabilities Act in lieu of providing designated handicapped parking spaces in the Parking
Garage, Eighteenth Street Garage and in the surface parking lots.
          (B) Casualty to Parking Garage. In the event that all or any portion of the Parking Garage is damaged or destroyed by fire or other casualty or occurrence or is condemned or taken as a part of any eminent domain action, then the following agreements shall be binding between the parties hereto:
               (i) In the case of damage or destruction by fire or other casualty or occurrence, the provisions of Section 8(B) hereof shall be applicable to the repair and restoration thereof.
During the period of the repair and restoration, LANDLORD shall exercise its reasonable efforts to provide to TENANT substitute parking (in addition to that currently provided in the surface areas) that is reasonably convenient.
               (ii) In the case of a Condemnation affecting only a part of the Parking Garage and in which the remaining, unaffected part will, after repair and restoration, be capable of providing to TENANT the parking rights herein described the provisions of
Section 10(B) shall be applicable to the repair and restoration thereof. During the period of the repair and restoration, LANDLORD shall exercise its reasonable efforts to provide to TENANT substitute parking (in addition to that currently provided in the surface areas) that is reasonably convenient.
               (iii) In the case of a Condemnation which affects all or substantially all of the Parking Garage or where the portion remaining will not be capable of providing TENANT with the parking and parking rights described herein, LANDLORD shall use its reasonable efforts to secure substitute parking (in addition to that in the surface area).
               (iv) In the circumstances covered by this Section 31 if the necessary repair or restoration is not completed within 180 days after the damage, destruction or Condemnation so that the parking and parking rights described herein are available to TENANT, or if necessary substitute parking is not available to TENANT within such 180 days, then, in addition to its other rights under this Lease, TENANT shall have the right, exercisable by written notice given to LANDLORD within 30 days after the end of said 180-day period to terminate this Lease, and upon the giving of such notice, this Lease shall cease and terminate as of the date of such notice and the rent and other charges payable under this Lease shall be adjusted as of such termination date. Nothing set forth in this Section shall be construed to require LANDLORD to construct a substitute facility.
     26.  Signage.
TENANT and LANDLORD shall cooperate as to the size, design, exact location, and placement of appropriate interior and exterior signage by TENANT. The Parking Garage will contain such signage as is reasonably necessary to direct persons to the Building.
The existing signage for the Building shall not be changed without the prior written consent of TENANT.
     27.  Right of First Refusal.
If at any time, or from time to time, during the Initial Term, or any Extended Term, LANDLORD, or any successor or assign of LANDLORD, shall be willing, as a part of a bona fide transaction, to sell, convey, or otherwise transfer the Building or Parking
Garage or any part or parts thereof, LANDLORD, or its successor or assign, shall give TENANT, or its successor or assign, written notice (the "First Refusal Notice") setting forth the terms and conditions of the proposed sale, conveyance or transfer. TENANT, or its successor or assign shall, within thirty (30) days after the receipt of the First Refusal Notice, by written notice to LANDLORD, elect to (a) exercise a first right of refusal respecting the subject property as described in the First Refusal
Notice (the "Subject Property"), or (b) waive its right of first refusal under this Lease. In the event TENANT, or its successor or assign, fails to notify LANDLORD, or its successor or assign, of its election within the thirty (30) day period, TENANT, or its successor or assign, shall be deemed to have waived its right of first refusal and LANDLORD, or its successor or assign, shall have the right, to consummate the particular sale, conveyance or transfer upon the terms and conditions substantially the same as and no less favorable to LANDLORD, or its successor or assign, than those contained in the First Refusal Notice, and upon the consummation of such sale, conveyance or transfer the right of first refusal set forth in this Section shall terminate as to the Subject Project. If TENANT, or its successor or assign exercises its right of first refusal hereunder, then TENANT, or its successor or assign shall purchase the subject property in question upon the terms and conditions as set forth in the First
Refusal Notice.
     28. Services Agreement. LANDLORD and TENANT have entered into a Building Services Agreement, dated January 1, 1995 (as subsequently amended, the "Services Agreement") whereby TENANT agreed to assume and discharge some or all of the responsibilities, liabilities and obligations of LANDLORD created under this Lease. LANDLORD and TENANT agree that LANDLORD shall be relieved of each and every responsibility, liability and obligation that is expressly agreed to be assumed, performed or discharged by TENANT under such Services Agreement.
     29.  Limitation of Liability.
Notwithstanding anything contained in this Lease to the contrary, TENANT agrees that TENANT shall look solely to the rights, titles, interests and estates of LANDLORD in the Premises or the proceeds from any sale or refinancing of any of LANDLORD's rights, title, interests or estates in the Premises, for the collection of any judgment or other judicial process requiring the payment of money by LANDLORD to TENANT in the event of any default or breach by LANDLORD with respect to any of the terms and provisions of this Lease to be observed or performed by LANDLORD, and no other asset of LANDLORD shall be subject to levy, execution or other judicial process for the satisfaction of TENANT's claim and LANDLORD shall not be liable for any default or breach except to the extent of LANDLORD's estate in the Building and Parking Garage; provided, however, nothing set forth herein shall prohibit TENANT from obtaining injunctive relief.

     IN WITNESS WHEREOF, the parties have executed and caused to be executed this Lease.
                              FORTY-FOUR FORTY-FOUR FOREST PARK
                              DEVELOPMENT CORPORATION


                              By:  /s/ John O'Rourke
                              Printed Name:  John O'Rourke
                              Title:    Chairman & CEO

                              RIGHTCHOICE MANAGED CARE, INC.


                              By:  /s/ Sandra Van Trease
                              Printed Name:  Sandra Van Trease
                              Title:         President

                            EXHIBIT A
                     Description of Premises

     The Premises consist of 312,643 Rentable Square Feet of Office Space in Building at 1831 Chestnut Street, St. Louis, Missouri, which Premises are located on a number of floors in such building, together with spaces in the Parking Garage as stated in the Lease.